Contact: Kathleen Campbell, Marketing Director	First Citizens Community Bank
570-662-0422	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

citizens financial services, inc. reports unaudited first quarter 2022 financial results

MANSFIELD, PENNSYLVANIA— April 20, 2022 – Citizens Financial Services, Inc. (OTC Pink: CZFS), parent company of First Citizens Community Bank, released today its unaudited consolidated financial results for the three months ended March 31, 2022.

Highlights

•	The Company has applied to list its common stock on the Nasdaq Capital Market.

•	Net loan growth totaled $36.9 million in the first quarter of 2022, or 10.4% on an annualized basis.

•
Net income was $6.7 million for the three months ended March 31, 2022, which is 20.4% less than the net income for 2021’s comparable period. The decrease was due to life insurance proceeds received in the first quarter of 2021 due to the passing of two former employees and decreased amortization associated with loans issued through the Paycheck Protection Program (PPP). The effective tax rate for the three months ended March 31, 2022 was 17.9% compared to 16.0% in the comparable period in 2021, with the increase being due to life insurance proceeds being exempt from taxable income.

•
Net interest income before the provision for loan losses was $16.2 million for the three months ended March 31, 2022, a decrease of $179,000, or 1.1%, over the same period a year ago. Amortization associated with PPP loans was $676,000 less in 2022 than 2021

•
Non-performing assets decreased $3,925,000 since March 31, 2021 and total $8,953,000 as of March 31, 2022, which is comparable to the balance at December 31, 2021. As a percent of loans, non-performing assets totaled 0.61%, 0.61% and 0.92% as of March 31, 2022, December 31, 2021 and March 31, 2021.

•	Return on average equity for the three months (annualized) ended March 31, 2022 was 12.46% compared to 17.25% for the three months (annualized) ended March 31, 2021.

•	Return on average tangible equity for the three months (annualized) ended March 31, 2022 was 14.70% compared to 20.74% for the three months (annualized) ended March 31, 2021 (non-GAAP). (1)

•	Return on average assets for the three months (annualized) ended March 31, 2022 was 1.26% compared to 1.77% for the three months (annualized) ended March 31, 2021.

•
If the life insurance proceeds on former employees are excluded, the return on average equity and average assets would be 14.90% and 1.52%, respectively, for three months (annualized) ended March 31, 2021 (non-GAAP). (1)

First Quarter of 2022 Compared to the First Quarter of 2021

•
For the three months ended March 31, 2022, net income totaled $6,740,000 which compares to net income of $8,463,000 for the comparable period of 2021, a decrease of $1,723,000 or 20.4%.  Basic earnings per share of $1.71 for the three months ended March 31, 2022 compares to $2.14 for the 2021 comparable period. Annualized return on equity for the three months ended March 31, 2022 and 2021 was 12.46% and 17.25%, while annualized return on assets was 1.26% and 1.77%, respectively, with ratios in 2021 benefitting from life insurance proceeds on two former employees. If the activity associated with the passing of the former employees and the excess PPP amortization for 2021 compared to 2022 are excluded, basic earnings per share in 2021 would have been $1.64 compared to $1.71 for the first quarter of 2022 (non-GAAP) (1)

•
Net interest income before the provision for loan losses for the three months ended March 31, 2022 totaled $16,262,000 compared to $16,441,000 for the three months ended March 31, 2021, resulting in a decrease of $179,000, or 1.1%. Amortization on PPP loans decreased $676,000  during 2022 compared to 2021. Average interest earning assets increased $230.6 million for the three months ended March 31, 2022 compared to the same period last year as a result of growth in interest bearing cash, investments and organic loan growth funded by deposit growth.  Average loans increased $51.3 million, while average investment securities increased $153.2 million. The tax effected net interest margin for the three months ended March 31, 2022 was 3.27% compared to 3.73% for the same period last year, which was impacted by the decrease in the average yield on interest earning assets of 57 basis points to 3.58%. The decrease in amortization on PPP loans accounts for 15 bps of the decrease in margin and the yield on interest earning assets. A large component of the remaining decrease is due to the percentage of interest earning assets in cash and investments in 2022 compared to 2021, which earn lower yields than loans.

•
The provision for loan losses for the three months ended March 31, 2022 was $250,000, a $400,000 decrease to the comparable period in 2021. The decrease in the provision is attributable to the improved credit metrics of the loan portfolio in comparison to March 31, 2021 and less impact from the COVID-19 pandemic on the economy.

•
Total non-interest income was $2,431,000 for the three months ended March 31, 2022, which is $1,804,000 less than the comparable period last year.  The primary drivers were the earnings of bank owned life insurance, which decreased $1,108,000 as the result of the passing of two former employees in 2021, gains on loans sold which decreased $398,000 due to a decrease in refinancing activity with the rise in rates that occurred in the first quarter of 2022, a loss on equity securities of $232,000 as a result of market performance when comparing 2022 to 2021. Other income decreased $205,000 due to fee income on derivative transactions for customers recorded in 2021. There were no corresponding fees in 2022.

•
Total non-interest expenses for the three months ended March 31, 2022 totaled $10,231,000 compared to $9,947,000 for the same period last year, which is an increase of $284,000, or 2.86%. Salary and benefit costs increased $650,000 due to an addition 7.3 FTEs and merit increases for 2022. Salary and benefit costs for 2021 benefitted from a $400,000 reduction in deferred compensation due to the passing of a former executive in the first quarter of 2021.   The decrease in ORE expenses of $453,000 is due to gains on the sale of ORE properties that totaled $487,000. There were no gains or losses on sales in the first quarter of 2021.

•
The provision for income taxes increased $144,000 when comparing the three months ended March 31, 2022 to the same period in 2021 as a result of a decrease in income before income tax of $1,867,000.  The effective tax rate was 17.9% and 16.0% for the three months ended March 31, 2022 and 2021, respectively. It should be noted the earnings on bank owned life insurance are exempt from Federal income tax and accounts for the difference in tax rates between 2021 and 2022.

Balance Sheet and Other Information:

•
At March 31, 2022, total assets were $2.18 billion compared to $2.14 billion at December 31, 2021 and $2.0 billion at March 31, 2021. The loan to deposit ratio as of March 31, 2022 was 78.69% compared to 78.51% as of December 31, 2021 and 83.23% as of March 31, 2021.

•
Available for sale securities of $461.5 million at March 31, 2022 increased $49.1 million from December 31, 2021 and $139.5 million from March 31, 2021. The yield on the investment portfolio decreased from 2.18% to 1.70% on a tax equivalent basis due to the amount of securities purchased in 2020 and 2021, which was a low rate environment due to the pandemic. Purchases made in the first quarter of 2022 have been at higher rates than those made in 2020 and 2021.

•
Net loans as of March 31, 2022 totaled $1.46 billion and increased $36.9 million from December 31, 2021, which is 10.4% on an annualized basis. In comparison to March 31, 2021, loans have grown $73.3 million, or 5.3%, and if PPP loans are excluded loans increased $98.7 million or 7.3%.

•
The allowance for loan losses totaled $17,556,000 at March 31, 2022 which is an increase of $252,000 from December 31, 2021.  The increase is due to recording a provision for loan losses of $250,000 and recoveries of $7,000, offset by charge-offs of $5,000. The allowance as a percent of total loans was 1.19% as of March 31, 2022 and 1.20% as of December 31, 2021.

•	Deposits increased $42.9 million from December 31, 2021, to $1.88 billion at March 31, 2022, primarily due to customers holding more cash and new customer relationships in the Delaware market.

•
Stockholders’ equity totaled $202.7 million at March 31, 2022, compared to $212.5 million at December 31, 2021, a decrease of $9.7 million. Excluding accumulated other comprehensive loss (AOCI), stockholders equity increased $4.9 million and totals $217.5 million. The increase in stockholders equity, excluding AOCI, was attributable to net income for the three months ended March 31, 2022 totaling $6.7 million, offset by cash dividends for the first quarter totaling $1.9.  As a result of changes in interest rates impacting the fair value of investment securities, the unrealized loss on available for sale investment securities, net of tax, increased $16.6 million from December 31, 2021.

Dividend Declared

On March 1, 2022, the Board of Directors declared a cash dividend of $0.475 per share, which was paid on March 25, 2022 to shareholders of record at the close of business on March 11, 2022. This quarterly cash dividend is an increase of 3.26% over the regular cash dividend of $0.460 per share declared one year ago, as adjusted for the 1% stock dividend declared in June 2021.

Citizens Financial Services, Inc. has nearly 1,900 shareholders, the majority of whom reside in markets where its offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance.  Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.  Forward-looking statements are not guarantees of future performance.  Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.  Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release or made elsewhere periodically by the Company or on its behalf.  The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

(1)	See reconciliation of GAAP and non-gaap measures at the end of the press release

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(UNAUDITED)
(Dollars in thousands, except per share data)
	As of or For The
	Three Months Ended
	March 31,
	2022	2021
Income and Performance Ratios
Net Income	$6,740	$8,463
Return on average assets (annualized)	1.26%	1.77%
Return on average equity (annualized)	12.46%	17.25%
Return on average tangible equity (annualized) (a)	14.70%	20.74%
Net interest margin (tax equivalent)(a)	3.27%	3.73%
Earnings per share - basic (b)	$1.71	$2.14
Earnings per share - diluted (b)	$1.71	$2.14
Cash dividends paid per share (b)	$0.475	$0.460
Number of shares used in computation - basic (b)	3,939,125	3,948,446
Number of shares used in computation - diluted (b)	3,939,182	3,948,446

Asset quality
Allowance for loan and lease losses	$17,556	$16,560
Non-performing assets	$8,953	$12,878
Allowance for loan and lease losses/total loans	1.19%	1.18%
Non-performing assets to total loans	0.61%	0.92%
Annualized net (recoveries) charge-offs to total loans	0.00%	(0.03)%

Equity
Book value per share (b)	$55.14	$50.06
Tangible Book value per share (a) (b)	$46.80	$41.69
Market Value (Last reported trade of month)	$63.50	$59.65
Common shares outstanding	3,944,347	3,912,679

Other
Average Full Time Equivalent Employees	304.7	297.4
Loan to Deposit Ratio	78.69%	83.23%
Trust assets under management	$156,245	$150,871
Brokerage assets under management	$280,635	$252,888

Balance Sheet Highlights	March 31,	December 31,	March 31,
	2022	2021	2021

Assets	$2,177,887	$2,143,863	$1,995,610
Investment securities	463,915	414,672	324,085
Loans (net of unearned income)	1,478,695	1,441,533	1,404,401
Allowance for loan losses	17,556	17,304	16,560
Deposits	1,879,090	1,836,151	1,687,470
Stockholders' Equity	202,745	212,492	198,807

(a) See reconcilation of GAAP and Non-GAAP measures at the end of the press release
(b) Prior period amounts were adjusted to reflect stock dividends.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	March 31,	December 31,	March 31,
(in thousands except share data)	2022	2021	2021
ASSETS:
Cash and due from banks:
Noninterest-bearing	$30,934	$14,051	$18,164
Interest-bearing	83,181	158,782	132,664
Total cash and cash equivalents	114,115	172,833	150,828

Interest bearing time deposits with other banks	10,528	11,026	13,509

Equity securities	2,444	2,270	2,118

Available-for-sale securities	461,471	412,402	321,967

Loans held for sale	644	4,554	9,946

Loans (net of allowance for loan losses: $17,556 at March 31, 2022;
$17,304 at December 31, 2021 and $16,560 at March 31, 2021)	1,461,139	1,424,229	1,387,841

Premises and equipment	16,852	17,016	17,450
Accrued interest receivable	5,414	5,235	5,572
Goodwill	31,376	31,376	31,376
Bank owned life insurance	38,710	38,503	30,190
Other intangibles	1,547	1,627	1,696
Other assets	33,647	22,792	23,117

TOTAL ASSETS	$2,177,887	$2,143,863	$1,995,610

LIABILITIES:
Deposits:
Noninterest-bearing	$366,820	$358,073	$336,438
Interest-bearing	1,512,270	1,478,078	1,351,032
Total deposits	1,879,090	1,836,151	1,687,470
Borrowed funds	68,214	73,977	86,171
Accrued interest payable	714	711	913
Other liabilities	27,124	20,532	22,249
TOTAL LIABILITIES	1,975,142	1,931,371	1,796,803
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares; none issued in 2022 or 2021	-	-	-
Common stock
$1.00 par value; authorized 25,000,000 shares at March 31, 2022, December 31, 2021 and
March 31, 2021: issued 4,388,901 at March 31, 2022 and December 31, 2021 and
4,350,342 at March 31, 2021	4,389	4,389	4,350
Additional paid-in capital	78,396	78,395	75,908
Retained earnings	150,876	146,010	133,270
Accumulated other comprehensive (loss) income	(14,765)	(155)	1,002
Treasury stock, at cost: 444,554 at March 31, 2022 and 444,481 shares
at December 31, 2021 and 437,663 shares at March 31, 2021	(16,151)	(16,147)	(15,723)
TOTAL STOCKHOLDERS' EQUITY	202,745	212,492	198,807
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$2,177,887	$2,143,863	$1,995,610

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended
	March 31,
(in thousands, except per share data)	2022	2021
INTEREST INCOME:
Interest and fees on loans	$15,920	$16,694
Interest-bearing deposits with banks	116	106
Investment securities:
Taxable	1,112	850
Nontaxable	583	544
Dividends	84	101
TOTAL INTEREST INCOME	17,815	18,295
INTEREST EXPENSE:
Deposits	1,275	1,598
Borrowed funds	278	256
TOTAL INTEREST EXPENSE	1,553	1,854
NET INTEREST INCOME	16,262	16,441
Provision for loan losses	250	650
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	16,012	15,791
NON-INTEREST INCOME:
Service charges	1,248	1,106
Trust	249	307
Brokerage and insurance	481	376
Gains on loans sold	105	503
Equity security (losses) gains, net	(45)	187
Available for sale security gains, net	-	50
Earnings on bank owned life insurance	207	1,315
Other	186	391
TOTAL NON-INTEREST INCOME	2,431	4,235
NON-INTEREST EXPENSES:
Salaries and employee benefits	6,913	6,263
Occupancy	794	783
Furniture and equipment	129	143
Professional fees	339	448
FDIC insurance expense	135	129
Pennsylvania shares tax	339	339
Amortization of intangibles	40	49
Software expenses	341	313
ORE expenses	(367)	86
Other	1,568	1,394
TOTAL NON-INTEREST EXPENSES	10,231	9,947
Income before provision for income taxes	8,212	10,079
Provision for income taxes	1,472	1,616
NET INCOME	$6,740	$8,463

PER COMMON SHARE DATA:
Net Income - Basic	$1.71	$2.14
Net Income - Diluted	$1.71	$2.14
Cash Dividends Paid	$0.475	$0.460

Number of shares used in computation - basic	3,939,125	3,948,446
Number of shares used in computation - diluted	3,939,182	3,948,446

CITIZENS FINANCIAL SERVICES, INC.
QUARTERLY CONDENSED, CONSOLIDATED INCOME STATEMENT INFORMATION
(UNAUDITED)
(in thousands, except share data)		Three Months Ended,
	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Interest income	$17,815	$18,505	$18,342	$18,075	$18,295
Interest expense	1,553	1,636	1,752	1,863	1,854
Net interest income	16,262	16,869	16,590	16,212	16,441
Provision for loan losses	250	-	400	500	650
Net interest income after provision for loan losses	16,012	16,869	16,190	15,712	15,791
Non-interest income	2,476	2,461	2,618	2,677	3,998
Investment securities gains (losses), net	(45)	51	234	29	237
Non-interest expenses	10,231	10,883	10,400	10,320	9,947
Income before provision for income taxes	8,212	8,498	8,642	8,098	10,079
Provision for income taxes	1,472	1,554	1,578	1,451	1,616
Net income	$6,740	$6,944	$7,064	$6,647	$8,463
Earnings Per Share Basic	$1.71	$1.85	$2.04	$1.39	$2.14
Earnings Per Share Diluted	$1.71	$1.85	$2.04	$1.39	$2.14

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Three Months Ended March 31,
	2022			2021
	Average		Average	Average		Average
	Balance (1)	Interest	Rate	Balance (1)	Interest	Rate
(dollars in thousands)	$	$	%	$	$	%
ASSETS
Interest-bearing deposits at banks	123,379	46	0.15	94,523	19	0.08
Interest bearing time deposits at banks	10,957	70	2.59	13,730	87	2.57
Investment securities:
Taxable	339,097	1,196	1.41	200,492	951	1.90
Tax-exempt (3)	115,020	738	2.57	100,422	689	2.74
Investment securities	454,117	1,934	1.70	300,914	1,640	2.18
Loans: (2)(3)(4)
Residential mortgage loans	200,838	2,331	4.71	203,941	2,553	5.08
Construction loans	61,518	607	4.00	38,314	410	4.34
Commercial Loans	767,830	8,582	4.53	713,900	9,063	5.15
Agricultural Loans	350,784	3,749	4.33	358,565	3,830	4.33
Loans to state & political subdivisions	46,984	367	3.17	62,516	598	3.87
Other loans	27,193	349	5.20	26,605	348	5.30
Loans, net of discount (2)(3)(4)	1,455,147	15,985	4.46	1,403,841	16,802	4.85
Total interest-earning assets	2,043,600	18,035	3.58	1,813,008	18,548	4.15
Cash and due from banks	6,393			6,377
Bank premises and equipment	16,976			17,003
Other assets	79,371			80,953
Total non-interest earning assets	102,740			104,333
Total assets	2,146,340			1,917,341
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	501,502	319	0.26	422,135	320	0.31
Savings accounts	317,176	74	0.09	268,252	89	0.13
Money market accounts	346,073	223	0.26	238,788	176	0.30
Certificates of deposit	322,867	659	0.83	380,791	1,013	1.08
Total interest-bearing deposits	1,487,618	1,275	0.35	1,309,966	1,598	0.49
Other borrowed funds	68,295	278	1.65	86,226	256	1.20
Total interest-bearing liabilities	1,555,913	1,553	0.40	1,396,192	1,854	0.54
Demand deposits	356,444			306,377
Other liabilities	17,569			18,582
Total non-interest-bearing liabilities	374,013			324,959
Stockholders' equity	216,414			196,190
Total liabilities & stockholders' equity	2,146,340			1,917,341
Net interest income		16,482			16,694
Net interest spread (5)			3.17%			3.61%
Net interest income as a percentage
of average interest-earning assets			3.27%			3.73%
Ratio of interest-earning assets
to interest-bearing liabilities			131%			130%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2022 and 2021. See reconciliation of GAAP and non-gaap measures at the end of the press release
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED SUMMARY OF LOANS BY TYPE; NON-PERFORMING ASSETS; and ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)
(Excludes Loans Held for Sale)
(In Thousands)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Real estate:
Residential	$201,567	$201,097	$204,853	$202,171	$203,273
Commercial	724,876	687,338	657,485	641,633	605,547
Agricultural	305,517	312,011	312,442	310,274	315,313
Construction	66,738	55,036	68,408	63,065	42,651
Consumer	21,460	25,858	31,042	8,684	26,181
Other commercial loans	69,051	74,585	92,188	104,349	109,168
Other agricultural loans	39,904	39,852	28,562	33,720	41,378
State & political subdivision loans	49,582	45,756	47,928	51,213	60,890
Total loans	1,478,695	1,441,533	1,442,908	1,415,109	1,404,401
Less: allowance for loan losses	17,556	17,304	17,334	16,931	16,560
Net loans	$1,461,139	$1,424,229	$1,425,574	$1,398,178	$1,387,841

Past due and non-performing assets

Total Loans past due 30-89 days and still accruing	$2,096	$967	$1,482	$1,495	$2,383

Non-accrual loans	$7,810	$7,616	$8,858	$9,082	$10,680
Loans past due 90 days or more and accruing	12	46	83	49	478
Non-performing loans	$7,822	$7,662	$8,941	$9,131	$11,158
OREO	1,131	1,180	1,277	1,811	1,720
Total Non-performing assets	$8,953	$8,842	$10,218	$10,942	$12,878

	Three Months Ended March 31,
Analysis of the Allowance for loan Losses	March 31,	December 31,	September 30,	June 30,	March 31,
(In Thousands)	2022	2021	2021	2021	2021
Balance, beginning of period	$17,304	$17,334	$16,931	$16,560	$15,815
Charge-offs	(5)	(65)	(7)	(138)	(4)
Recoveries	7	35	10	9	99
Net (charge-offs) recoveries	2	(30)	3	(129)	95
Provision for loan losses	250	-	400	500	650
Balance, end of period	$17,556	$17,304	$17,334	$16,931	$16,560

CITIZENS FINANCIAL SERVICES, INC.
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(Dollars in thousands, except per share data)

	As of
	March 31
	2022	2021
Tangible Equity
Stockholders Equity - GAAP	$202,745	$198,807
Accumulated other comprehensive (income) loss	14,765	(1,002)
Intangible Assets	(32,923)	(33,072)
Tangible Equity - Non-GAAP	184,587	164,733
Shares outstanding adjusted for June 2021 stock Dividend	3,944,347	3,951,238
Tangible Book value per share (a)	$46.80	$41.69

	As of
	March 31
	2022	2021
Tangible Equity per share
Stockholders Equity per share - GAAP	$51.40	$50.31
Adjustments for accumulated other comprehensive loss (income)	3.74	(0.25)
Book value per share	55.14	50.06
Adjustments for intangible assets	(8.34)	(8.37)
Tangible Book value per share - Non-GAAP	$46.80	$41.69

	For the Three Months Ended
	March 31
	2022	2021
Return on Average Tangible Equity
Average Stockholders Equity - GAAP	$212,517	$198,617
Average Accumulated Other Comprehensive Loss (Income)	3,897	(2,427)
Average Intangible Assets	(32,956)	(32,998)
Average Tangible Equity - Non-GAAP	183,458	163,192
Net Income	$6,740	$8,463
Annualized Return on Average Tangible Equity	14.70%	20.74%

	For the Three Months Ended
	March 31
	2022	2021
Return on Average Assets and Equity Excluding BOLI Death Benefits
Net Income	$6,740	$8,463
BOLI death benefits	-	1,155
Net Income excluding merger and acquisition costs	$6,740	$7,308
Average Assets	2,146,340	1,917,341
Annualized Return on Average stockholders equity, excluding BOLI Death Benefits	1.26%	1.52%

Average Stockholders Equity - GAAP	$216,414	$196,190
Annualized Return on Average stockholders equity, excluding BOLI Death Benefits	12.46%	14.90%

Earnings per share, excluding death activity of former employees and excess PPP amortization
Net Income	$6,740	$8,463
BOLI death benefits	-	(1,155)
After Tax excess PPP amortizatoin	-	(534)
After Tax deferred compensation reversal for former employee	-	(316)
Net income excluding one time items	$6,740	$6,458
Number of shares used in computation - basic	3,939,125	3,948,446
Earnings per share, excluding death activity of former employees and excess PPP amortization non-GAAP	1.71	1.64

	For the Three Months Ended
	March 31,
Reconciliation of net interest income on fully taxable equivalent basis	2022	2021
Total interest income	$17,815	$18,295
Total interest expense	1,553	1,854
Net interest income	16,262	16,441
Tax equivalent adjustment	220	253
Net interest income (fully taxable equivalent)	$16,482	$16,694